Exhibit 10.9

AMENDMENT 2014-1

TO

THE PEP BOYS SAVINGS PLAN — PUERTO RICO

For purposes of complying with the requirements of the Puerto Rico Internal Revenue Code of 2011, as amended, the Plan is amended, effective January 1, 2011, unless otherwise noted, as follows:

1.              To amend the definition of Affiliate in its entirety in Section 2.1 to read as follows:

Affiliate means (i) any corporation (which has not adopted this Plan and is not a Participating Employer) that is a member of a controlled group of corporations with the Employer (as defined in ERISA Section 210(c)/Puerto Rico Code Section 1010.04), any trade or business (whether or not incorporated) (which has not adopted this Plan and is not a Participating Employer) which is under common control with the Employer (as defined in ERISA Section 210(d)/Code Section 1010.05); and (iii) a corporation, partnership or other entity (that has not adopted this Plan and is not a Participating Employer) which, together with the Employer, is a member of an affiliate service group, within the meaning of Code Section 1081.01(a)(14)(B) or the regulations to be issued thereunder.

2.              To add the following new definition Annual Additions in Section 2.1, following the definition of Affiliate:

Annual Additions means effective January 1, 2012, such contributions required to be aggregated for purposes of the limitation on Plan contributions defined in Section 4.11.  This term shall be interpreted in accordance with the requirements under Section 1081.01(a) (11) (B) of the Code and any guidance issued there under.

3.              To amend in its entirety the definition of Code in Section 2.1 to read as follows:

Code means the Puerto Rico Internal Revenue Code of 2011, as amended from time to time, and any applicable regulation there under and any successor thereto.  Reference to any section or subsection of the Puerto Rico Internal Revenue Code of 1994 or regulations thereto includes reference to any comparable or succeeding provision or regulation under the Puerto Rico Internal Revenue Code of 2011, as amended, and vice versa.

4.              To add at the end of the definition of Compensation in Section 2.1 the following paragraph:

Effective January 1, 2012, the amount of the Participant’s Compensation taken into account under the Plan shall not exceed the compensation limitation in effect under US Code Section 401(a) (17), in accordance with Section 1081.01(a) (12) of the Code.  This limitation shall be interpreted in accordance with the requirements of Section 1081.01(a) (12) of the Code and the guidance to be issued there under.

5.              To add the following sentence at the end of the definition of Employer in Section 2.1:

For purposes of complying with the discrimination and coverage testing requirements under Code Sections 1081.01(a) and 1081.01(d), the term Employer will also cover the entities described in the definition of Affiliate, provided that such entity employs employees who are bona fide residents of Puerto Rico.  This definition and related requirements shall be interpreted in accordance with the regulations to be issued under Code Section 1081.01(a)(14).

6.              To amend in its entirety the definition of Highly Compensated Employee of Section 2.1 to read as follows:

Highly Compensated Employee means, with respect to any Plan Year, any Employee who (a) is an officer of  the Employer; (b) is a five percent owner of the voting stock or the total value of all assets of stock of the Employer; (c) is a five percent owner of the capital or interest in the profits of the Employer, if such Employer is not a corporation; or (d) has received compensation from the Employer for the immediately preceding year in excess of the limit established under US Code Section 414(q)((1)(B), in accordance with Section 1081.01(d)(3)(E)(iii) of the Code, or as otherwise defined under the Code. This definition shall be interpreted in accordance with regulations to be issued under Section 1081.01(d)(3)(E)(iii) of the Code.

7.              To add the following definition of US Code in Section 2.1, following the definition of Trustee or Trustees, to read as follows:

US Code means the United States Internal Revenue Code of 1986, as amended, and any successor thereto.

8.              To amend the first paragraph of Subsection 4.1(a) (ii) to read as follows:

(ii)          Notwithstanding the foregoing, the Participant shall be prohibited from authorizing any Pre-Tax Contributions to be made on his behalf under this Plan and elective contributions under any other plan, in excess of  the applicable limit under Section 1081.01(d)(7)(A) of the Code, in effect for the taxable year to which such Pre-Tax Contributions relate.  The dollar limitation contained in the Code shall be (1) $10,000 for taxable year beginning January 1, 2011, (2) $13,000 for the taxable year beginning January 1, 2012; and (3) $15,000 for the taxable years beginning on and after January 1, 2013, or as otherwise provided under the Code.  In the event a Participant has made excess deferrals under the Plan, (or if not, has determined that excess deferrals will be considered to exit under the Plan), then not later than the first day of April following the close of the Participant’s taxable year, the Participant may notify the Plan of the amount of the excess deferrals hereunder.  The Participant shall be deemed to have notified the Plan of excess deferrals to the extent he has excess deferrals for the taxable year calculated by taking into account only elective deferrals under the Plan and other plans of the Employer or Affiliate.  The Employer may notify the Plan on behalf of the Participant under these circumstances.

9.              To amend Section 4.8 Rollovers from the Plan in its entirety to read as follows:

At the written request of a “distributee” (as defined below), the Committee shall effectuate a direct rollover distribution of the amount requested by the distributee to an Eligible Retirement Plan (as defined below).  Such amount may be all or part of such distribution that qualifies as an “eligible rollover distribution” (as defined below) paid directly to an “eligible retirement plan” (as defined below) specified by such individual.  All direct rollover distributions shall be made in accordance with this Section 4.8.  For purposes of this Section 4.8, the following terms have the following meanings:

(a)         A “distributee” means: (i) a Participant, (ii) the surviving spouse of a Participant, (iii) an alternate payee under a qualified domestic relations order within the meaning of Section 206(d) of the ERISA, (iv) a non-spouse beneficiary, or (v) as otherwise provided or permitted under the Code.

(b)         An “eligible retirement plan” means: an individual retirement account or annuity described in Section 1081.02 of the Code, a nondeductible individual retirement account described in Section 1081.03 of the Code or a retirement plan that is qualified under Section 1081.01(a) of the Code, the terms of which permits acceptance of such direct rollover distribution.

(c)          An “eligible rollover distribution” means any total distribution of benefits following separation from service for any reason or plan termination or as otherwise defined and/or permitted under the Code in accordance with Code Section 1081.01(b).

The aforementioned definitions shall be interpreted in accordance with the regulations to be issued under the Code Section 1081.01(b).

10.       To add the following new Section 4.11 immediately following Section 4.10.

4.11  Maximum Contribution Limitation.  Annual Additions Limitation.

(a) Annual Additions Limitations.  Effective January 1, 2012, the Annual Additions allocated or attributed to a Participant for any calendar year shall not exceed the lesser of the following:

(i)             the limit established under US Code Section 415(c), as adopted under Code Section 1081.01(a) (11) (B); or

(ii)          100% of the Participant’s compensation for such year, as defined under the Code.

(b) Return of Employee Contributions.  If the amount of any Participant’s contributions is determined to be an excess Annual Addition under this section, then the amount of such excess (adjusted to reflect any earnings, appreciation or losses attributable to such excess) shall be refunded to the Participant, or subject to such other correction methods, pursuant to the regulations to be established under the Code which are incorporated herein by reference.

All defined contribution plans of the Participating Employer shall be aggregated as a single defined contribution plan for purposes of applying this limitation.

11.       To add the following sentence at the end of Subsection 6.9(h):

A defaulted loan shall be treated as a taxable Plan distribution, subject to the procedures established by the Retirement Committee and the requirements of Section 1081.01(b) (3) (E) of the Code.

12.       .To add the following Subsection 6.9(o) immediately following Subsection 6.9(n):

The Plan will be subject to the loan requirements provided in Section 1081.01(b)(3)(E) of the Code.

13.       To add the following new Section 6.10 as follows:

6.10 Withholding Tax on In-Service Withdrawals and Plan Distributions

In-Service withdrawals and Plan Distributions under the Plan shall be subject to the applicable tax withholdings and reporting under the Code.

14.       To amend Subsection 8.5(b) to include at the end of such subsection the following sentence:

If no such notice is provided within the aforementioned period, the claim will be deemed denied.

15. To amend Subsection 8.5(d) (i) to include at the end of such subsection the following sentence:

If no decision is issued by the Committee within the aforementioned period, the claim will be deemed as denied on appeal.

16.       To add new Section 9.6, immediately following Section 9.5:

9.6    Governing Law. The Plan will be governed according to the Code, where such law is not in conflict with the applicable federal laws, and any other applicable qualification requirements not expressly included in this Plan, it is included hereby by reference.

IN WITNESS WHEREOF, this Amendment to the Plan set forth herein has been executed this 22nd day of December, 2014.

/s/attest	/s/Committee for
The Pep Boys Savings Plan — Puerto Rico